Registration No. 333-127069

As filed with the Securities and Exchange Commission on June 27, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	41-0268370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

St. Paul, Minnesota 55110-5101

(Address, including zip code, of registrant’s principal executive offices)

EFTEC SAVINGS PLAN

(Full title of the plan)

Timothy J. Keenan. Esq.

Vice President, General Counsel and Secretary

H.B. Fuller Company

1200 Willow Lake Boulevard

St. Paul, Minnesota 55110-5101

(651) 236-5900

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On August 1, 2005, H.B. Fuller Company (“H.B. Fuller”) filed a Form S-8 Registration Statement (the “Registration Statement”) registering 200,000 shares (as adjusted for a two-for-one stock split in July 2006) of H.B Fuller common stock (the “Common Stock”) and an indeterminate amount of interests to be offered or sold pursuant to the EFTEC Savings Plan (the “Plan”). At that time, EFTEC North America LLC (“EFTEC”), the Plan sponsor and administrator, was a joint venture owned 70% by an H.B. Fuller subsidiary and 30% by EMS-TOGO Corp. Effective November 20, 2007, H.B. Fuller sold its ownership interest in EFTEC to EMS-TOGO Corp.

H.B. Fuller is filing this post-effective amendment to the Registration Statement in order to deregister the shares of Common Stock and interests that were not issued pursuant to the Plan. As of June 26, 2008, 146,119 shares of Common Stock and an indeterminate amount of Plan interests registered under the Registration Statement remained unissued under the Plan. Therefore, in accordance with an undertaking made by H.B. Fuller in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering. H.B Fuller hereby deregisters 146,119 shares of Common Stock and an indeterminate amount of interests previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on June 26, 2008.

H.B. FULLER COMPANY

By:	/s/ James R. Giertz
James R. Giertz
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Michele Volpi	President, Chief Executive Officer and Director (principal executive officer)	June 26, 2008
Michele Volpi

	/s/ James R. Giertz	Senior Vice President and Chief Financial Officer (principal financial officer)	June 26, 2008
James R. Giertz

	/s/ James C. McCreary, Jr.	Vice President and Controller (principal accounting officer)	June 26, 2008
James C. McCreary, Jr.

	/s/ Juliana L. Chugg	Director	June 26 2008
Juliana L. Chugg

	*	Director	June 26, 2008
Knut Kleedehn

	*	Director	June 26, 2008
J. Michael Losh

	*	Director	June 26, 2008
Richard L. Marcantonio

	*	Director	June 26, 2008
Lee R. Mitau

	*	Director	June 26, 2008
Alfredo L. Rovira

	*	Director	June 26, 2008
John C. van Roden, Jr.

	*	Director	June 26, 2008
R. William Van Sant

* By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 26, 2008.

EFTEC SAVINGS PLAN

By:	EFTEC North America, LLC the Plan Administrator

	By:	/s/ Mike Tracy
Mike Tracy
General Manager & President

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney*

*	Previously filed as Exhibit 24.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by H.B. Fuller Company on August 1, 2005.